Exhibit 99.2

EXECUTION COPY

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

PURCHASER

and

UBS REAL ESTATE SECURITIES INC.,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of May 1, 2015

Series 2015-C2

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of May 1, 2015, is between Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, as purchaser (in such capacity, the “Purchaser”), and UBS Real Estate Securities Inc., a Delaware corporation, as seller (the “Seller”).

Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of May 1, 2015 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Park Bridge Lender Services LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other mortgage loans, to a trust and certificates representing ownership interests in the Mortgage Loans, together with the other mortgage loans, will be issued by the trust (the “Trust”).  In exchange for the Mortgage Loans and the other mortgage loans, the Trust will issue to or at the direction of the Depositor certificates to be known as CSAIL 2015-C2 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2015-C2 (collectively, the “Certificates”).  For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1     Sale and Conveyance of Mortgages; Possession of Mortgage File.  The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein) (subject to the rights of each holder of an interest in any related Companion Loan, as and to the extent applicable), all of its right, title and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, certain subservicing agreements permitted thereunder and any agreement to the appointment of the Master Servicer, dated prior to or as of the Closing Date, among the Depositor, the Master Servicer and the Seller (any such agreement a “Servicing Rights Purchase Agreement”)) in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-Off Date (and, in any event, notwithstanding anything herein to the contrary, excluding payments of principal and interest first due on the Mortgage Loans on or before the Cut-Off Date, and excluding any Loan Seller Defeasance Rights and Obligations with respect to the Mortgage Loans). Upon the sale of the Mortgage Loans, the ownership of each related Note, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File (subject to the rights of each holder of an interest in any related Companion Loan, as and to the extent applicable), will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Seller shall (subject to the rights of each holder of an interest in any related Companion Loan, as and to the extent applicable) immediately vest in the Purchaser and immediately thereafter the Trustee. The Purchaser will sell certain of the Certificates (the “Public Certificates”) to the underwriters (the “Underwriters”) specified in the Underwriting Agreement, dated as of May 6, 2015 (the “Underwriting Agreement”), between the Purchaser and the Underwriters, and the Purchaser will sell certain of the Certificates (the “Private Certificates”) to the initial purchasers (the “Initial Purchasers” and, collectively with the Underwriters, the “Dealers”) specified in the Purchase Agreement, dated as of May 6, 2015 (the “Certificate Purchase Agreement”), between the Purchaser and Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  As consideration for the Mortgage Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction $392,232,643.29, plus accrued interest on the Mortgage Loans from and including May 1, 2015 to but excluding the Closing Date (but subject to certain post-settlement adjustments for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor and for which the Seller is specifically responsible).  The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2     Books and Records; Certain Funds Received After the Cut-Off Date.  From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan) and each Note shall be transferred to the Trustee subject to and in accordance with this Agreement.  Any funds due after the Cut-Off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator.  All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and all recoveries and payments of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.  Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.  The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

SECTION 3     Delivery of Mortgage Loan Documents; Additional Costs and Expenses.  (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver or cause to be delivered to the Custodian (on behalf of the Trustee), the Master Servicer and the Special Servicer, respectively, on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the  Purchaser or otherwise), to the Custodian, the Master Servicer and the Special Servicer, as applicable, with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(b)           The Seller shall deliver to and deposit with (or cause to be delivered to and deposited with) the Master Servicer, within five (5) Business Days after the Closing Date, a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans and each related Serviced Companion Loan, as applicable, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans and each related Serviced Companion Loan, as applicable (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates), or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans and each related Serviced Companion Loan, as applicable, or holders of interests therein and (iii) are in the possession or under the control of the Seller, together with (x) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans (other than any Mortgage Loan that is a Non-Serviced Mortgage Loan as of the Closing Date) and any related Serviced Companion Loan, as applicable, and (y) a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan, (or any related Serviced Companion Loan, as the case may be); provided that copies of any document in the Mortgage File and any other document, record or item referred to above in this sentence that constitutes a Designated Servicing Document shall be delivered to the Master Servicer on or before the Closing Date; provided, further, that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(c)           With respect to any Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Master Servicer and the Special Servicer, and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

SECTION 4     Treatment as a Security Agreement.  Pursuant to Section 1 hereof, the Seller has (subject to the limitations set forth therein) conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans.  The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-Off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5     Covenants of the Seller.  The Seller covenants with the Purchaser as follows:

(a)           except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, it shall record or cause a third party to record and file in the appropriate public recording office for real property records or UCC financing statements, as appropriate (or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver to the Custodian for such purpose and cause the Custodian to record and file), the assignments of assignment of leases, rents and profits and the assignments of Mortgage and each related UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement.  All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause the recording or filing of, such substitute or corrected document or instrument or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver such substitute or corrected document or instrument to the Custodian (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)           as to each Mortgage Loan, except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller to be a true and complete copy of the original thereof submitted for recording.  The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian shall obtain therefrom a certified copy of the recorded original.  On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)           it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loans) to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders (and, in the case of each Serviced Whole Loan, the holder of the related Serviced Companion Loan, as and to the extent applicable).  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan Documents;

(d)           the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

(e)           if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus Supplement dated May 8, 2015 relating to the Public Certificates, the annexes and exhibits thereto, or the Offering Circular dated May 8, 2015 relating to the Private Certificates, the annexes and exhibits thereto (collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor.  If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law.  (All terms under this clause (e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of May 6, 2015, among the Underwriters, the Initial Purchasers, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”));

(f)           if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.11, 10.12 and 10.18 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Exchange Act;

(g)           for so long as the Trust (or any Other Securitization Trust that holds a related Companion Loan) is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Depositor and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information indicated on Exhibit U, Exhibit V and Exhibit Z to the Pooling and Servicing Agreement, to the extent contemplated to be provided by the Seller in its capacity as a “Sponsor”, within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant; and

(h)           it shall indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of the Seller to perform its obligations under Section 5(g) or (ii) negligence, bad faith or willful misconduct on the part of the Seller in the performance of such obligations.

SECTION 6     Representations and Warranties.

(a)           The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)           The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)           The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)           There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)           The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;

(vii)          The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

(viii)         The Seller has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) (collectively, the “Provided Information”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or, to the extent that it has become aware of any material misstatement or omission in any Provided Information, the Seller has notified the Depositor in writing of such material misstatement or omission at least one Business Day prior to the Time of Sale (as defined in the Indemnification Agreement) and updated such Provided Information or the material misstatement or omission has been corrected in the Time of Sale Information (as defined in the Indemnification Agreement); and

(ix)           The Seller has caused each Servicing Function Participant that the Seller has caused the Master Servicer to retain and that services a Mortgage Loan as of the Closing Date, if any, to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.11, 10.12 and 10.18 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Exchange Act.

(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)            The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)          The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)          There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)           The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document; and

(vi)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser.

(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-Off Date or such other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)           Pursuant to the Pooling and Servicing Agreement, if (i) any party thereto discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice alleging a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Purchaser receives a Repurchase Request, such party is required to give prompt written notice thereof to the Seller, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the parties to the Pooling and Servicing Agreement, any related Companion Loan Holder (if applicable) and the Rule 17g-5 Information Provider.

(e)           Pursuant to the Pooling and Servicing Agreement, the Special Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Property or the interests of the Certificateholders therein or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”).  If such Document Defect or Breach has been determined to be a Material Document Defect or Material Breach, then the Special Servicer will be required to give prompt written notice thereof to the Seller, the parties to the Pooling and Servicing Agreement and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event).  Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by the Master Servicer or the Special Servicer, as provided above if the Document Defect or Breach identified therein is a Material Document Defect or Material Breach, as the case may be), the Seller shall, not later than 90 days from the earlier of the Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Document Defect or Material Breach; provided that, if such discovery is by any party other than the Seller, the Seller receives notice thereof in a timely manner), cure the same in all material respects (which cure shall include payment of any losses and Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, the Seller shall either (i) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith or (ii) repurchase the affected Mortgage Loan or any related REO Property (or the Trust’s interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then the Seller shall have an additional 90 days to complete such cure (or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above) it being understood and agreed that, in connection with the Seller’s receiving such additional 90 day period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Special Servicer and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period; and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, substitution or repurchase obligations in respect of such Document Defect so long as the Seller certifies to the Trustee, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, substitution or repurchase may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.  The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it shall notify the Purchaser.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

(f)            In connection with any repurchase or substitution of one or more  Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing or substituting entity evidencing such repurchase or substitution, all portions of the Mortgage File, the Servicing File and other documents and all Escrow Payments and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing or substituting entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution, as the case may be, have been satisfied.

(g)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)           Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement.  The Seller’s obligation to cure any Material Breach or Material Document Defect or to repurchase or substitute any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)            The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any Repurchase Request.  Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.  For the avoidance of doubt, the foregoing obligation shall not prohibit the Seller from filing a Form ABS-15G on or prior to the date on which such copy is provided to the Depositor and the Certificate Administrator.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under

Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines.  In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Document Defect or Material Breach.

Each party hereto agrees and acknowledges that, as of the date of this Agreement, the “Central Index Key” number of the Trust is 0001639353.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

SECTION 7     Review of Mortgage File.  The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8     Conditions to Closing.  The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement.  The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)          The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)          The Purchaser shall have received the following additional closing documents:

(i)           copies of the Seller’s articles of incorporation and by-laws and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)          a certificate as of a recent date of the Secretary of State of the State of Delaware to the effect that the Seller is duly organized, existing and in good standing in the State of Delaware;

(iii)          an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency;

(iv)         an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(v)          a letter from counsel to the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Free Writing Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller, the Mortgage Loans, any related Companion Loan(s), the related Mortgagors or the related Mortgaged Properties, any untrue statement of a material fact or omitted or omits, as applicable, to state a material fact necessary in order to make the statements therein relating to the Seller, the Mortgage Loans, any related Companion Loan(s), the related Mortgagors or the related Mortgaged Properties, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus Supplement appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)          The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement.  The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)           The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)           The Seller shall furnish the Purchaser, the Underwriters and the Initial Purchasers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9     Closing.  The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10     Expenses.  The Seller will pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-Off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-Off Date of all the mortgage loans to be included in the Trust) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Prospectus, Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus, Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, as counsel to the Underwriters and the Initial Purchasers.

If the Seller elects to exercise its rights under Section 11.15 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 11.15 of the Pooling and Servicing Agreement.

SECTION 11     Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12     Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13     Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14     Submission to Jurisdiction.  EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15     No Third-Party Beneficiaries.  The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 16.

SECTION 16     Assignment.  The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders.  The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns.  Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act.  The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee to any Person.

SECTION 17     Notices.  All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail to it at 11 Madison Avenue, New York, New York 10010, to the attention of Charles Lee, fax number: (212) 322-0965, with a copy to Sarah Nelson, One Madison Avenue, 9th Floor, New York, New York 10010, fax number (212) 743-2823 (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to it at UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: David Schell, Facsimile: (212) 821-2943, with an electronic copy to: UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Henry Chung, Facsimile: (212) 821-2943, with a copy to: UBS AG, 153 West 51st Street, New York, New York 10019, Attention: Chad Eisenberger, Executive Director & Counsel, (iii) if sent to any party other than the Purchaser or the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail to such party’s address provided in Section 11.04 of the Pooling and Servicing Agreement, and (iv) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18     Amendment.  This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19     Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20     Exercise of Rights.  No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21     No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22     Miscellaneous.  This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23     Further Assurances.  The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.
* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON
MORTGAGE SECURITIES CORP.

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Vice President

UBS REAL ESTATE SECURITIES INC.

By:	/s/ David Schell
Name: David Schell Title: Executive Director

By:	/s/ Siho Ham
Name: Siho Ham Title: Director

CSAIL 2015-C2:  UBSRES MORTGAGE LOAN PURCHASE AGREEMENT

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH
ENVIRONMENTAL INSURANCE IS MAINTAINED
Loan #	Mortgage Loan
6	The Depot

Sch. I-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)
6	UBSRES	The Depot	80 East Exchange Street	Akron	OH	44308	Summit	The Depot	624	Beds	4.1500%
7	UBSRES	The Luxx	6023 UTSA Boulevard	San Antonio	TX	78249	Bexar	The Luxx	694	Beds	4.1500%
8	UBSRES	Merrillville Lakes Apartments	8300 Grant Circle	Merrillville	IN	46410	Lake	Merrillville Lakes Apartments	356	Units	4.0400%
13	UBSRES	Riverhouse Hotel	3075 North Business US 97	Bend	OR	97701	Deschutes	Riverhouse Hotel	220	Rooms	4.7700%
23	UBSRES	Hampton Inn & Suites SFO	1755 Bayshore Highway	Burlingame	CA	94010	San Mateo	Hampton Inn & Suites SFO	77	Rooms	4.2850%
24	UBSRES	Gateway Shopping Center	3871 Stagg Drive	Beaumont	TX	77701	Jefferson	Gateway Shopping Center	287,749	Square Feet	4.1100%
26	UBSRES	145 West 30th Street	145 West 30th Street	New York	NY	10001	New York	145 West 30th Street	92,677	Square Feet	3.5000%
28	UBSRES	Southington Shoppade	750 Queen Street	Southington	CT	06489	Hartford	Southington Shoppade	153,120	Square Feet	3.6200%
29	UBSRES	Khotoveli Portfolio	Various	Various	Various	Various	Various	Khotoveli Portfolio	90,417	Square Feet	4.4425%
29.01	UBSRES	Merchants Marketplace	27600-27750 Middlebelt Road	Farmington Hills	MI	48334	Oakland	Merchants Marketplace	63,805	Square Feet
29.02	UBSRES	Southcreek Collection	200 Goodman Road East	Southaven	MS	38671	Desoto	Southcreek Collection	26,612	Square Feet
30	UBSRES	Synchrony Financial	965 Keller Road	Altamonte Springs	FL	32714	Seminole	Synchrony Financial	102,339	Square Feet	4.4000%
31	UBSRES	Bradley Park Crossing	1591 Bradley Park Drive	Columbus	GA	31904	Muscogee	Bradley Park Crossing	116,768	Square Feet	4.0060%
33	UBSRES	BJ’s - Old Bridge	1007 Route 9	Old Bridge	NJ	08879	Middlesex	BJ’s - Old Bridge	100,030	Square Feet	4.1500%
35	UBSRES	Preston Stonebrook	7055, 7135 and 7227 Preston Road	Frisco	TX	75034	Collin	Preston Stonebrook	61,910	Square Feet	3.9820%
40	UBSRES	MISO North Central Operations Center	2985 Ames Crossing Road	Eagan	MN	55121	Dakota	MISO North Central Operations Center	60,463	Square Feet	4.0025%
45	UBSRES	Corporate Park of Dublin	6175, 6185, and 6190 Shamrock Court	Dublin	OH	43016	Franklin	Corporate Park of Dublin	115,289	Square Feet	4.8025%
46	UBSRES	Pitney Bowes	37 Executive Drive	Danbury	CT	06810	Fairfield	Pitney Bowes	289,032	Square Feet	4.3000%
47	UBSRES	Community Medical Building	1250 La Venta Drive	Thousand Oaks	CA	91361	Ventura	Community Medical Building	28,513	Square Feet	3.8000%
48	UBSRES	Park Pointe Plaza	14900 South La Grange Road	Orland Park	IL	60462	Cook	Park Pointe Plaza	94,818	Square Feet	3.8000%
49	UBSRES	222 Clematis	222 Clematis Street	West Palm Beach	FL	33401	Palm Beach	222 Clematis	32,564	Square Feet	4.5680%
51	UBSRES	1000 W. Crosby	1000 West Crosby Road	Carrollton	TX	75006	Dallas	1000 W. Crosby	219,000	Square Feet	4.3000%
60	UBSRES	Library Plaza	13132, 13140-13160, 13168, 13180, and 13202 Poway Road	Poway	CA	92064	San Diego	Library Plaza	31,842	Square Feet	4.3248%
62	UBSRES	SoCal Westlake	2550 Willow Lane	Thousand Oaks	CA	91361	Ventura	SoCal Westlake	518	Units	4.0500%
63	UBSRES	Bellaire Senior Living	12621 Hale Street	Riverview	MI	48193	Wayne	Bellaire Senior Living	87	Units	4.6425%
64	UBSRES	Westlake Medical Plaza	1220 La Venta Drive	Thousand Oaks	CA	91361	Ventura	Westlake Medical Plaza	21,575	Square Feet	3.8000%
66	UBSRES	Walgreens - Malden	185 Centre Street	Malden	MA	02148	Middlesex	Walgreens - Malden	23,517	Square Feet	3.9500%
68	UBSRES	Elmhurst & Lake in the Hills	Various	Various	IL	Various	Various	Elmhurst & Lake in the Hills	33,582	Square Feet	4.5000%
68.01	UBSRES	Elmhurst	621 West North Avenue	Elmhurst	IL	60126	Du Page	Elmhurst	26,998	Square Feet
68.02	UBSRES	Lake in the Hills	280 North Randall Road	Lake in the Hills	IL	60156	McHenry	Lake in the Hills	6,584	Square Feet
74	UBSRES	Courtyard Utica	46000 Utica Park Boulevard	Utica	MI	48315	Macomb	Courtyard Utica	90	Rooms	4.5600%
79	UBSRES	Raleigh Blvd Plaza	1100 North Raleigh Boulevard	Raleigh	NC	27610	Wake	Raleigh Blvd Plaza	77,832	Square Feet	4.3000%
82	UBSRES	Comfort Suites - Beaufort	131 Big John Road	Beaufort	SC	29906	Beaufort	Comfort Suites - Beaufort	70	Rooms	4.9000%
84	UBSRES	SoCal Torrance	2515 Maricopa Street	Torrance	CA	90503	Los Angeles	SoCal Torrance	485	Units	4.0500%
85	UBSRES	Meritus Communities Portfolio	Various	Various	MI	Various	Various	Meritus Communities Portfolio	345	Pads	5.6445%
85.01	UBSRES	The Timberlands	3375 East Michigan Avenue	Ypsilanti Township	MI	48198	Washtenaw	The Timberlands	184	Pads
85.02	UBSRES	Americana Estates	1802 Tray Lane	Kalamazoo	MI	49006	Kalamazoo	Americana Estates	161	Pads
88	UBSRES	Sleep Inn - Ellenton	5605 18th Street East	Ellenton	FL	34222	Manatee	Sleep Inn - Ellenton	67	Rooms	5.0000%
89	UBSRES	Tanglewood Apartments	1005 Elberta Road	Warner Robins	GA	31093	Houston	Tanglewood Apartments	159	Units	4.5000%
101	UBSRES	Camarillo Industrial	331-341 North Dawson Drive	Camarillo	CA	93012	Ventura	Camarillo Industrial	42,340	Square Feet	3.9000%
111	UBSRES	Vanderbilt Square	6425 US Highway 19	New Port Richey	FL	34652	Pasco	Vanderbilt Square	46,804	Square Feet	5.0000%

Loan ID #	Originator/Loan Seller	Mortgagor Name	Net Mortgage Rate in Effect at the Cut-off Date (%)	Companion Loan Mortgage Rate in Effect at Origination (%)	Companion Loan Net Mortgage Rate in Effect at the Cut- off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans
6	UBSRES	The Depot	4.1399%			34,000,000	33,874,291	120	118	03/06/25	300	298
7	UBSRES	The Luxx	4.1399%			32,000,000	31,913,774	120	118	03/06/25	360	358
8	UBSRES	Merrillville Lakes Apartments	4.0299%			31,800,000	31,754,508	120	119	04/06/25	360	359
13	UBSRES	Riverhouse Hotel	4.7599%			25,000,000	24,940,524	120	118	03/06/25	360	358
23	UBSRES	Hampton Inn & Suites SFO	4.2174%			17,500,000	17,476,041	120	119	04/06/25	360	359
24	UBSRES	Gateway Shopping Center	4.0999%			15,500,000	15,500,000	120	119	04/06/25	360	360
26	UBSRES	145 West 30th Street	3.4899%			15,000,000	15,000,000	120	120	05/06/25	0	0
28	UBSRES	Southington Shoppade	3.6099%			14,100,000	14,100,000	120	119	04/06/25	0	0
29	UBSRES	Khotoveli Portfolio	4.4324%			14,100,000	14,100,000	120	120	05/06/25	360	360
29.01	UBSRES	Merchants Marketplace				8,938,727	8,938,727
29.02	UBSRES	Southcreek Collection				5,161,273	5,161,273
30	UBSRES	Synchrony Financial	4.3899%			14,000,000	13,981,227	120	119	04/06/25	360	359
31	UBSRES	Bradley Park Crossing	3.9959%			14,000,000	13,972,793	120	119	04/06/25	300	299
33	UBSRES	BJ’s - Old Bridge	4.1399%			11,500,000	11,469,012	120	118	03/06/25	360	358
35	UBSRES	Preston Stonebrook	3.9719%			10,820,000	10,820,000	120	120	05/06/25	360	360
40	UBSRES	MISO North Central Operations Center	3.9924%			9,750,000	9,750,000	120	120	05/06/25	360	360
45	UBSRES	Corporate Park of Dublin	4.7924%			9,000,000	8,978,731	120	118	03/06/25	360	358
46	UBSRES	Pitney Bowes	4.2899%			8,500,000	8,451,318	120	117	02/06/25	300	297
47	UBSRES	Community Medical Building	3.7899%			8,000,000	8,000,000	120	119	04/06/25	0	0
48	UBSRES	Park Pointe Plaza	3.7899%			8,000,000	8,000,000	120	118	03/06/25	360	360
49	UBSRES	222 Clematis	4.5579%			8,000,000	8,000,000	120	118	03/06/25	360	360
51	UBSRES	1000 W. Crosby	4.2324%			7,500,000	7,500,000	120	117	02/06/25	360	360
60	UBSRES	Library Plaza	4.3147%			6,550,000	6,541,097	120	119	04/06/25	360	359
62	UBSRES	SoCal Westlake	4.0399%			6,500,000	6,500,000	120	118	03/06/25	0	0
63	UBSRES	Bellaire Senior Living	4.6324%			6,400,000	6,388,667	120	119	04/06/25	300	299
64	UBSRES	Westlake Medical Plaza	3.7899%			6,360,000	6,360,000	120	119	04/06/25	0	0
66	UBSRES	Walgreens - Malden	3.9399%			6,000,000	6,000,000	120	119	04/06/25	0	0
68	UBSRES	Elmhurst & Lake in the Hills	4.4899%			6,000,000	5,975,448	120	117	02/06/25	360	357
68.01	UBSRES	Elmhurst				4,802,495	4,782,843
68.02	UBSRES	Lake in the Hills				1,197,505	1,192,605
74	UBSRES	Courtyard Utica	4.5499%			5,400,000	5,378,125	120	117	02/01/25	360	357
79	UBSRES	Raleigh Blvd Plaza	4.2899%			4,950,000	4,943,241	120	119	04/06/25	360	359
82	UBSRES	Comfort Suites - Beaufort	4.8899%			4,650,000	4,650,000	120	120	05/06/25	300	300
84	UBSRES	SoCal Torrance	4.0399%			4,600,000	4,600,000	120	119	04/06/25	0	0
85	UBSRES	Meritus Communities Portfolio	5.6344%			4,507,500	4,488,159	60	56	01/06/20	360	356
85.01	UBSRES	The Timberlands				2,290,101	2,280,275
85.02	UBSRES	Americana Estates				2,217,399	2,207,885
88	UBSRES	Sleep Inn - Ellenton	4.9899%			4,000,000	3,972,964	120	116	01/06/25	300	296
89	UBSRES	Tanglewood Apartments	4.4899%			3,800,000	3,794,996	120	119	04/06/25	360	359
101	UBSRES	Camarillo Industrial	3.8899%			3,100,000	3,100,000	120	119	04/06/25	360	360
111	UBSRES	Vanderbilt Square	4.9324%			2,050,000	2,050,000	120	118	03/06/25	240	240

Loan ID #	Originator/Loan Seller	Mortgagor Name	Companion Loan Cut-off Principal Balance	Companion Loan Original Term	Companion Loan Remaining Term	Companion Loan Maturity/ARD Date	Companion Loan Amortiziation Term	Companion Loan Remaining Amortization Term for Balloon Loans	Monthly Payment	Serviced Whole Loan	Servicing Fee Rate
6	UBSRES	The Depot							182,292.46		0.00500%
7	UBSRES	The Luxx							155,553.06		0.00500%
8	UBSRES	Merrillville Lakes Apartments							152,552.30		0.00500%
13	UBSRES	Riverhouse Hotel							130,713.38		0.00500%
23	UBSRES	Hampton Inn & Suites SFO							86,448.43		0.00250%
24	UBSRES	Gateway Shopping Center							74,985.69		0.00500%
26	UBSRES	145 West 30th Street							44,357.64		0.00500%
28	UBSRES	Southington Shoppade							43,125.76		0.00500%
29	UBSRES	Khotoveli Portfolio							70,961.71		0.00500%
29.01	UBSRES	Merchants Marketplace
29.02	UBSRES	Southcreek Collection
30	UBSRES	Synchrony Financial							70,106.53		0.00500%
31	UBSRES	Bradley Park Crossing							73,943.55		0.00500%
33	UBSRES	BJ’s - Old Bridge							55,901.88		0.00500%
35	UBSRES	Preston Stonebrook							51,544.12		0.00500%
40	UBSRES	MISO North Central Operations Center							46,562.04		0.00500%
45	UBSRES	Corporate Park of Dublin							47,233.48		0.00500%
46	UBSRES	Pitney Bowes							46,286.04		0.00500%
47	UBSRES	Community Medical Building							25,685.19		0.00500%
48	UBSRES	Park Pointe Plaza							37,276.59		0.00500%
49	UBSRES	222 Clematis							40,858.70		0.00500%
51	UBSRES	1000 W. Crosby							37,115.36		0.00250%
60	UBSRES	Library Plaza							32,509.53		0.00500%
62	UBSRES	SoCal Westlake							22,242.19		0.00500%
63	UBSRES	Bellaire Senior Living							36,092.91		0.00500%
64	UBSRES	Westlake Medical Plaza							20,419.72		0.00500%
66	UBSRES	Walgreens - Malden							20,024.31		0.00500%
68	UBSRES	Elmhurst & Lake in the Hills							30,401.12		0.00500%
68.01	UBSRES	Elmhurst
68.02	UBSRES	Lake in the Hills
74	UBSRES	Courtyard Utica							27,553.86		0.00500%
79	UBSRES	Raleigh Blvd Plaza							24,496.14		0.00500%
82	UBSRES	Comfort Suites - Beaufort							26,913.21		0.00500%
84	UBSRES	SoCal Torrance							15,740.63		0.00500%
85	UBSRES	Meritus Communities Portfolio							26,003.23		0.00500%
85.01	UBSRES	The Timberlands
85.02	UBSRES	Americana Estates
88	UBSRES	Sleep Inn - Ellenton							23,383.60		0.00500%
89	UBSRES	Tanglewood Apartments							19,254.04		0.00500%
101	UBSRES	Camarillo Industrial							14,621.71		0.00500%
111	UBSRES	Vanderbilt Square							13,529.09		0.00250%

Loan ID #	Originator/Loan Seller	Mortgagor Name	Subservicing Fee	Companion Loan Primary Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan	Cross Defaulted Loan	Guarantor	Letter of Credit
6	UBSRES	The Depot	0.00000%		Actual/360	No	0%	Fee	No	No	J. David Heller; T. Richard Bailey, Jr.	No
7	UBSRES	The Luxx	0.00000%		Actual/360	No	0%	Fee	No	No	J. David Heller; T. Richard Bailey, Jr.	No
8	UBSRES	Merrillville Lakes Apartments	0.00000%		Actual/360	No	0%	Fee	No	No	George Novogroder	No
13	UBSRES	Riverhouse Hotel	0.00000%		Actual/360	No	0%	Fee	No	No	Richard E. Takach, Jr.	No
23	UBSRES	Hampton Inn & Suites SFO	0.06000%		Actual/360	No	0%	Fee	No	No	Anthony Jon Sherman; Sherman Family Trust	No
24	UBSRES	Gateway Shopping Center	0.00000%		Actual/360	No	0%	Fee	No	No	John W. Lombard; Lisa M. Lombard	No
26	UBSRES	145 West 30th Street	0.00000%		Actual/360	No	0%	Fee	No	No	Jeffrey J. Feil	No
28	UBSRES	Southington Shoppade	0.00000%		Actual/360	No	0%	Fee	No	No	David T. Chase	No
29	UBSRES	Khotoveli Portfolio	0.00000%		Actual/360	No	0%	Fee	No	No	Jacob Khotoveli	No
29.01	UBSRES	Merchants Marketplace						Fee
29.02	UBSRES	Southcreek Collection						Fee
30	UBSRES	Synchrony Financial	0.00000%		Actual/360	No	0%	Fee	No	No	Cathrine Ireland	No
31	UBSRES	Bradley Park Crossing	0.00000%		Actual/360	No	0%	Fee	No	No	Jonathan P. Rosen; Seymour Filman	No
33	UBSRES	BJ’s - Old Bridge	0.00000%		Actual/360	No	0%	Fee	No	No	Jeffrey J. Feil	No
35	UBSRES	Preston Stonebrook	0.00000%		Actual/360	No	0%	Fee	No	No	E & B Investment Trust; John P. Zikos; Easley B. Waggoner, Jr.	No
40	UBSRES	MISO North Central Operations Center	0.00000%		Actual/360	Yes	0%	Fee	No	No	Corporate Property Associates 18 - Global Incorporated	No
45	UBSRES	Corporate Park of Dublin	0.00000%		Actual/360	No	0%	Fee	No	No	Richard D. Reinberg	No
46	UBSRES	Pitney Bowes	0.00000%		Actual/360	No	0%	Fee	No	No	Melvyn J. Powers	No
47	UBSRES	Community Medical Building	0.00000%		Actual/360	No	0%	Fee	No	No	Neil B. Nadler	No
48	UBSRES	Park Pointe Plaza	0.00000%		Actual/360	No	0%	Fee	No	No	John Alan Sfire	No
49	UBSRES	222 Clematis	0.00000%		Actual/360	No	0%	Fee	No	No	Arvind K. Chary; Alex C. Foster	No
51	UBSRES	1000 W. Crosby	0.06000%		Actual/360	No	0%	Fee	No	No	Sean M. Porter	No
60	UBSRES	Library Plaza	0.00000%		Actual/360	No	0%	Fee	No	No	Trong H. Pham; Ha Nguyen	No
62	UBSRES	SoCal Westlake	0.00000%		Actual/360	No	0%	Fee	No	No	William V. Bromiley; Dennis Geiler	No
63	UBSRES	Bellaire Senior Living	0.00000%		Actual/360	No	0%	Fee	No	No	Eddie Bacall; Jacob Bacall	No
64	UBSRES	Westlake Medical Plaza	0.00000%		Actual/360	No	0%	Fee	No	No	Neil B. Nadler	No
66	UBSRES	Walgreens - Malden	0.00000%		Actual/360	Yes	0%	Fee	No	No	Ronald F. Cahaly	No
68	UBSRES	Elmhurst & Lake in the Hills	0.00000%		Actual/360	No	0%	Fee	No	No	Constantin J. Kari; Sammy Nawas	No
68.01	UBSRES	Elmhurst						Fee
68.02	UBSRES	Lake in the Hills						Fee
74	UBSRES	Courtyard Utica	0.00000%		Actual/360	No	0%	Fee	No	No	Majid Koza	No
79	UBSRES	Raleigh Blvd Plaza	0.00000%		Actual/360	No	0%	Fee	No	No	Gina Argento	No
82	UBSRES	Comfort Suites - Beaufort	0.00000%		Actual/360	No	0%	Fee	No	No	Dhaval Janak Desai	No
84	UBSRES	SoCal Torrance	0.00000%		Actual/360	No	0%	Fee	No	No	William V. Bromiley; Dennis Geiler	No
85	UBSRES	Meritus Communities Portfolio	0.00000%		Actual/360	No	0%	Fee	No	No	Jeffrey S. Davidson; Charles C. Hibben; Carl G. De Rozario	No
85.01	UBSRES	The Timberlands						Fee
85.02	UBSRES	Americana Estates						Fee
88	UBSRES	Sleep Inn - Ellenton	0.00000%		Actual/360	No	0%	Fee	No	No	Bassem Azkul; Lawrence R. Raiche	No
89	UBSRES	Tanglewood Apartments	0.00000%		Actual/360	No	0%	Fee	No	No	Kabr Real Estate Investment Partners II, LLC; Amvestar Affordable Housing Fund, LLC	No
101	UBSRES	Camarillo Industrial	0.00000%		Actual/360	No	0%	Fee	No	No	Neil B. Nadler	No
111	UBSRES	Vanderbilt Square	0.06000%		Actual/360	No	0%	Fee	No	No	John C. Rueda; Stephen A. Cuculich	No

			UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
6	UBSRES	The Depot	0	0	82,500	0	10,026	38,207	0
7	UBSRES	The Luxx	0	0	0	0	258,448	42,522	0
8	UBSRES	Merrillville Lakes Apartments	0	14,375	0	0	310,921	0	0
13	UBSRES	Riverhouse Hotel	3,600,000	0	0	0	134,751	43,717	80,000
23	UBSRES	Hampton Inn & Suites SFO	0	0	0	0	13,880	4,473	1,000,000
24	UBSRES	Gateway Shopping Center	1,265,250	0	0	350,000	122,535	165,155	0
26	UBSRES	145 West 30th Street	0	0	0	0	274,476	0	130,327
28	UBSRES	Southington Shoppade	0	7,313	0	0	123,886	11,403	14,053
29	UBSRES	Khotoveli Portfolio	0	0	0	0	44,196	8,735	28,000
29.01	UBSRES	Merchants Marketplace
29.02	UBSRES	Southcreek Collection
30	UBSRES	Synchrony Financial	0	0	0	0	99,453	15,024	3,431,463
31	UBSRES	Bradley Park Crossing	0	14,063	0	0	110,825	0	0
33	UBSRES	BJ’s - Old Bridge	0	0	0	0	46,860	0	0
35	UBSRES	Preston Stonebrook	0	47,625	0	30,700	112,508	4,611	0
40	UBSRES	MISO North Central Operations Center	0	0	0	0	0	0	0
45	UBSRES	Corporate Park of Dublin	0	0	0	0	105,085	29,417	349,133
46	UBSRES	Pitney Bowes	0	0	0	1,000,000	0	0	500,000
47	UBSRES	Community Medical Building	0	0	0	120,000	7,234	0	0
48	UBSRES	Park Pointe Plaza	0	0	0	0	0	0	0
49	UBSRES	222 Clematis	0	0	0	165,000	46,817	22,370	18,349
51	UBSRES	1000 W. Crosby	0	37,981	0	26,000	33,819	31,080	26,371
60	UBSRES	Library Plaza	76,462	0	0	100,000	12,285	3,581	125,349
62	UBSRES	SoCal Westlake	0	0	0	0	3,531	3,816	0
63	UBSRES	Bellaire Senior Living	0	15,000	0	0	18,025	31,491	0
64	UBSRES	Westlake Medical Plaza	0	0	0	110,000	7,836	0	0
66	UBSRES	Walgreens - Malden	0	15,313	0	0	0	0	0
68	UBSRES	Elmhurst & Lake in the Hills	0	43,776	0	350,000	58,417	11,351	170,625
68.01	UBSRES	Elmhurst
68.02	UBSRES	Lake in the Hills
74	UBSRES	Courtyard Utica	0	0	0	0	32,220	17,238	125,000
79	UBSRES	Raleigh Blvd Plaza	0	1,875	0	0	23,220	17,651	51,948
82	UBSRES	Comfort Suites - Beaufort	0	0	0	0	19,559	8,549	26,675
84	UBSRES	SoCal Torrance	0	0	0	0	4,260	4,176	0
85	UBSRES	Meritus Communities Portfolio	0	298,525	0	0	11,007	4,178	0
85.01	UBSRES	The Timberlands
85.02	UBSRES	Americana Estates
88	UBSRES	Sleep Inn - Ellenton	0	36,438	0	0	8,456	11,956	0
89	UBSRES	Tanglewood Apartments	0	63,863	0	0	6,958	5,043	0
101	UBSRES	Camarillo Industrial	0	24,415	0	120,000	1,915	0	0
111	UBSRES	Vanderbilt Square	0	79,203	0	0	7,535	21,031	12,500

			PERIODIC ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	Grace (Late Payment)	Cash-Management Account or Lockbox In-place	General Property Type	Defeasance Permitted	Final Maturity Date
6	UBSRES	The Depot	7,800	0	0	2,785	Springing	0	0	Yes	Multifamily	Yes	03/06/25
7	UBSRES	The Luxx	8,675	0	0	71,791	Springing	0	0	Yes	Multifamily	Yes	03/06/25
8	UBSRES	Merrillville Lakes Apartments	7,417	0	0	40,911	Springing	0	0	Yes	Multifamily	Yes	04/06/25
13	UBSRES	Riverhouse Hotel	Greater of: (1) 1/12 of 4% of Gross Income from Operations (2) the monthly amount required to be reserved under the Management Agreement and the Franchise Agreement	0	0	24,063	5,083	Seasonality Funds Reserve: Lesser of (i) Excess Cash Deposit (ii) the amount necessary to bring the balance to $400,000	0	Yes	Hotel	No	03/06/25
23	UBSRES	Hampton Inn & Suites SFO	Greater of: (1) 1/12 of 4% of Gross Income from Operations (2) the monthly amount required to be reserved under the Management Agreement and the Franchise Agreement	0	0	8,675	1,721	Springing	0	No	Hotel	Yes	04/06/25
24	UBSRES	Gateway Shopping Center	Springing	0	Springing	30,634	13,362	Springing	0	No	Retail	Yes	04/06/25
26	UBSRES	145 West 30th Street	1,545	0	0	59,669	Springing	0	0	No	Office	Yes	05/06/25
28	UBSRES	Southington Shoppade	0	0	0	22,123	2,036	0	0	No	Retail	Yes	04/06/25
29	UBSRES	Khotoveli Portfolio	1,507	0	4,898	12,277	2,184	Springing	0	No	Retail	Yes	05/06/25
29.01	UBSRES	Merchants Marketplace									Retail
29.02	UBSRES	Southcreek Collection									Retail
30	UBSRES	Synchrony Financial	1,279	0	0	15,069	5,778	Springing	0	Yes	Office	Yes	04/06/25
31	UBSRES	Bradley Park Crossing	1,946	0	7,298	16,792	Springing	Springing	0	Yes	Retail	Yes	04/06/25
33	UBSRES	BJ’s - Old Bridge	Springing	0	0	Springing	Springing	Springing	0	No	Retail	Yes	03/06/25
35	UBSRES	Preston Stonebrook	774	0	4,127	20,091	1,774	Springing	0	No	Retail	Yes	05/06/25
40	UBSRES	MISO North Central Operations Center	Springing	0	Springing	Springing	Springing	0	0	No	Office	Yes	03/06/26
45	UBSRES	Corporate Park of Dublin	2,114	0	8,166	22,845	2,536	Springing	0	No	Office	Yes	03/06/25
46	UBSRES	Pitney Bowes	3,613	0	Springing	Springing	Springing	Springing	0	Yes	Industrial	Yes	02/06/25
47	UBSRES	Community Medical Building	Springing	0	Springing	4,521	Springing	0	0	No	Office	Yes	04/06/25
48	UBSRES	Park Pointe Plaza	0	0	0	0	0	0	0	No	Retail	Yes	03/06/25
49	UBSRES	222 Clematis	543	0	2,717	8,360	2,330	Springing	0	No	Mixed Use	Yes	03/06/25
51	UBSRES	1000 W. Crosby	3,665	0	4,581	13,007	3,614	0	0	Yes	Industrial	Yes	02/06/25
60	UBSRES	Library Plaza	531	0	2,083	7,678	2,238	Springing	0	No	Retail	Yes	04/06/25
62	UBSRES	SoCal Westlake	0	0	0	5,885	Springing	0	0	No	Self Storage	Yes	03/06/25
63	UBSRES	Bellaire Senior Living	3,009	0	0	3,918	4,144	0	0	No	Multifamily	Yes	04/06/25
64	UBSRES	Westlake Medical Plaza	Springing	0	Springing	4,898	Springing	0	0	No	Office	Yes	04/06/25
66	UBSRES	Walgreens - Malden	Springing	0	Springing	Springing	Springing	Springing	0	No	Retail	Yes	09/30/29
68	UBSRES	Elmhurst & Lake in the Hills	420	0	Springing	8,851	979	Springing	0	No	Retail	Yes	02/06/25
68.01	UBSRES	Elmhurst									Retail
68.02	UBSRES	Lake in the Hills									Retail
74	UBSRES	Courtyard Utica	Greater of: (1) 1/12 of 4% of Gross Income from Operations (2) the monthly amount required to be reserved under the Management Agreement and the Franchise Agreement	0	0	7,004	1,626	Springing	0	No	Hotel	Yes	02/01/25
79	UBSRES	Raleigh Blvd Plaza	1,321	0	3,301	5,048	1,839	Springing	0	Yes	Retail	Yes	04/06/25
82	UBSRES	Comfort Suites - Beaufort	Greater of (a) 1/12 of 4% of Gross Income from Operations (b) the monthly amount required to be reserved under the Management Agreement and the Franchise Agreement	0	0	3,493	3,288	0	0	No	Hotel	Yes	05/06/25
84	UBSRES	SoCal Torrance	0	0	0	2,662	746	0	0	No	Self Storage	Yes	04/06/25
85	UBSRES	Meritus Communities Portfolio	1,437	0	0	11,007	1,607	0	0	Yes	Manufactured Housing	Yes	01/06/20
85.01	UBSRES	The Timberlands									Manufactured Housing
85.02	UBSRES	Americana Estates									Manufactured Housing
88	UBSRES	Sleep Inn - Ellenton	Greater of: (1) 1/12 of 4% of Gross Income from Operations (2) the monthly amount required to be reserved under the Management Agreement and the Franchise Agreement	0	0	3,252	3,321	Springing	0	No	Hotel	No	01/06/25
89	UBSRES	Tanglewood Apartments	4,717	0	0	1,513	3,152	0	0	No	Multifamily	Yes	04/06/25
101	UBSRES	Camarillo Industrial	503	0	Springing	1,197	Springing	0	0	No	Industrial	Yes	04/06/25
111	UBSRES	Vanderbilt Square	780	0	1,950	4,709	4,629	Springing	0	Yes	Retail	Yes	03/06/25

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1.      Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2.      Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to any Co-Lender Agreement with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated as of or before the Closing Date, among the Depositor, the Master Servicer and the Seller). The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated as of or before the Closing Date, among the Depositor, the Master Servicer and the Seller).

3.      Loan Document Status. Each related Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Mortgage Loan Documents.

4.      Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.      Hospitality Provisions. The Mortgage Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust Fund against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.      Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since April 29, 2015.

7.      Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated prior to or as of the Closing Date, among the Depositor, the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated prior to or as of the Closing Date, among the Depositor, the Master Servicer and the Seller).

8.      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same crossed Mortgage Loan group; provided that none of items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.      Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.    Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.    Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.    Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.    Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.    Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan Documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.    Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan Documents are being conveyed by the Seller to the Depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan Documents.

17.    No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19.    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.    No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature

(except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22.    REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.    Compliance. The terms of the Mortgage Loan Documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.    Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.    Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.    Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.    Recourse Obligations. The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan Documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph (34) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30.    Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and as reauthorized and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan Documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan Documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Mortgage Loan Documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Exhibit B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan Documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.    Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan Documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

36.    Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

 (A)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

 (B)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

 (C)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

 (D)           The Ground Lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

 (E)           The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

 (F)           The Seller has not received any written notice of default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

 (G)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

 (H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

 (I)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

 (J)            Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related

Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

 (K)           In the case of a total or substantial taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

 (L)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.    Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38.    ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan Documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Loan Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.    Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

41.    Bankruptcy. In respect of each Mortgage Loan, as of the date of origination of the Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.    Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor

Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.    Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the origination date of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.    Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.    Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.    Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.    Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”. A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT B-30-1

LIST OF MORTGAGE LOANS WITH CURRENT MEZZANINE DEBT

None

B-30-1-1

EXHIBIT B-30-2

LIST OF MORTGAGE LOANS WITH PERMITTED MEZZANINE DEBT
Loan #	Mortgage Loan
13	Riverhouse Hotel
26	145 West 30th Street
29	Khotoveli Portfolio
33	BJ’s – Old Bridge

B-30-2-1

EXHIBIT B-30-3

LIST OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS

None

B-30-3-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS Real Estate Securities Inc.
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception

5	Hampton Inn & Suites SFO (Loan No. 23); Courtyard Utica (Loan No. 74); Comfort Suites – Beaufort (Loan No. 82); Sleep Inn Ellenton (Loan No. 88)
(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust.  The comfort letter provides either that (i) upon written notice from the lender to the franchisor or (ii) written notice and a request for a replacement comfort letter (within certain time frames specified in the comfort letter), the comfort letter may be assigned to the trustee.

7	All UBSRES loans
(Lien; Valid Assignment) – The Mortgaged Property is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy.

9	All UBSRES loans	(Junior Liens) – There are no subordinate mortgages or junior liens encumbering the related Mortgaged Property other than Permitted Encumbrances.

18
Riverhouse Hotel (Loan No. 13); Hampton Inn & Suites SFO (Loan No. 23); Gateway Shopping Center (Loan No. 24); Southington Shoppade (Loan No. 28); Khotoveli Portfolio (Loan No. 29); Synchrony Financial (Loan No. 30); Bradley Park Crossing (Loan No. 31); Preston Stonebrook (Loan No. 35); MISO North Central Operations Center (Loan No. 40); Pitney Bowes (Loan No. 46); Park Pointe Plaza (Loan No. 48); 222 Clematis (Loan

(Insurance) – The Mortgage Loan Documents provide that the lender has the right to hold and disburse insurance proceeds with respect to property losses in excess of 5% of the original principal amount of the Mortgage Loan (or a specified amount less than 5% of the applicable original principal amount).

UBS Real Estate Securities Inc.
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
No. 49); 1000 W. Crosby (Loan No. 51); Library Plaza (Loan No. 60); SoCal Westlake (Loan No. 62); Elmhurst & Lake in the Hills (Loan No. 68); Courtyard Utica (Loan No. 74); Raleigh Blvd Plaza (Loan No. 79); Comfort Suites – Beaufort (Loan No. 82); SoCal Torrance (Loan No. 84); Sleep Inn – Ellenton (Loan No. 88); Vanderbilt Square (Loan No. 111)

18	Merrillville Lake Apartments (Loan No. 8)
(Insurance) – The Mortgage Loan Documents provide that the lender has the right to hold and disburse insurance proceeds with respect to property losses in excess of 1% of the original principal amount of the Mortgage Loan.

18	BJ’s - Old Bridge (Loan No. 33); Pitney Bowes (Loan No. 46); Walgreens – Malden (Loan No. 66)	(Insurance) – The sole tenant at the Mortgaged Property is permitted to self-insure provided that certain conditions set forth in the Mortgage Loan Documents are satisfied.

19	Gateway Shopping Center (Loan No. 24)
(Access; Utilities; Separate Tax Lots) – The Mortgaged Property shares a tax lot with property that is not part of the collateral for the Mortgage Loan.  The borrower has covenanted to cause the Mortgaged Property to obtain its own tax lot(s) no later than September 1, 2015.  On the origination date of the Mortgage Loan, a  reserve was established in an amount necessary to pay taxes on the entire tax parcel.

26	Corporate Park of Dublin (Loan No. 45)
(Local Law Compliance) – One of the tenants at the Mortgaged Property, Duncan Dental, has not obtained a permanent certificate of occupancy, and issuance of a permanent certificate of occupancy is pending final inspection of the leased premises.  The Mortgage Loan Documents contain a non-recourse carveout for losses

UBS Real Estate Securities Inc.
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
associated with the borrower’s failure to deliver a permanent certificate of occupancy to the lender.

26	SoCal Westlake (Loan No. 62)
(Local Law Compliance) – One of the tenants at the Mortgaged Property, American Luxury Limousine, has not obtained the requisite license to operate its business. The borrower has represented that it has applied for the license and has covenanted to deliver the license to the lender within 90 days of the origination date of the Mortgage Loan. In addition, the Mortgage Loan Documents contain a non-recourse carveout for losses associated with the borrower’s failure to obtain the license.

26	Walgreens - Malden (Loan No. 66)
(Local Law Compliance) – The sole tenant has not obtained a permanent certificate of occupancy or special use permit with respect to its expanded leased space at the Mortgaged Property.  In addition, there are certain building code violations of record. The borrower has covenanted to obtain or cause the tenant to obtain a permanent certificate of occupancy, to complete all conditions necessary to obtain the special use permit and to resolve all building code violations. In addition, the Mortgage Loan Documents contain a non-recourse carveout for losses associated with the borrower’s failure to obtain a permanent certificate of occupancy, the special use permit and/or to remedy the building code violations.

26	Raleigh Blvd Plaza (Loan No. 79)
(Local Law Compliance) – There are certain open fire code violations filed against the Mortgaged Property and disclosed in the zoning report. The borrower has covenanted to remedy and remove all such violations and the Mortgage Loan Documents contain a non-recourse carveout for losses associated with the borrower’s failure to do so.

26	Meritus Communities Portfolio (Loan No. 85)
(Local Law Compliance) – There are certain open municipal violations with respect to the Mortgaged Property. The Mortgage Loan Documents require the borrower to perform any work necessary to cure such violations.

In addition, two tenants at the Mortgaged Property have obtained temporary certificates of occupancy, but not

UBS Real Estate Securities Inc.
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
permanent certificates of occupancy. The borrower is required to (i) diligently and in good faith pursue an amendment to the temporary certificate of occupancy granting legal occupancy of the related tenant, (ii) maintain the temporary certificates of occupancy until a permanent certificate of occupancy is issued, (ii) diligently and in good faith complete all conditions required to obtain a permanent certificate of occupancy for each tenant, including curing any violations of record. The Mortgage Loan Documents contain a non-recourse carveout for losses associated the borrower’s failure to maintain the temporary certificates of occupancy and to obtain a permanent certificate of occupancy.

26	145 West 30th Street (Loan No. 26)
(Local Law Compliance) –  There are certain open municipal violations with respect to the Mortgaged Property. The Mortgage Loan Documents require the borrower to perform any work necessary to cure such violations.

27	Corporate Park of Dublin (Loan No. 45)	(Licenses and Permits) – See exception to representation (26).

27	SoCal Westlake (Loan No. 62)	(Licenses and Permits) – See exception to representation (26).

27	Walgreens - Malden (Loan No. 66)	(Licenses and Permits) – See exception to representation (26).

27	Raleigh Blvd Plaza (Loan No. 79)	(Licenses and Permits) – See exception to representation (26).

27	Meritus Communities Portfolio (Loan No. 85)	(Licenses and Permits) – See exception to representation (26).

28	Riverhouse Hotel (Loan No. 13); Southington Shoppade	(Recourse Obligations) – The obligations and liabilities of the environmental indemnitor with respect to environmental

UBS Real Estate Securities Inc.
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception
	(Loan No. 28); Khotoveli Portfolio (Loan No. 29); Bradley Park Crossing (Loan No. 31); MISO North Central Operations Center (Loan No. 40); 222 Clematis (Loan No. 49); Library Plaza (Loan No. 60); SoCal Westlake (Loan No. 62); Courtyard Utica (Loan No. 74); Comfort Suites - Beaufort (Loan No. 82); SoCal Torrance (Loan No. 84); Tanglewood Apartments (Loan No. 89)	issues will terminate and be of no further force and effect after the date that is two, three or five years after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.

28	Bellaire Senior Living (Loan No. 63)
(Recourse Obligations) – Recourse liability for misapplication, misappropriation or conversion of rents is limited to misapplication, misappropriation or conversion of rents during the continuance of an event of default.

There is no recourse liability for willful misconduct of the borrower or guarantor, if such misconduct resulted in damage to the Mortgaged Property, such damage is covered by the insurance policies maintained by the borrower and the borrower collected the insurance proceeds on account of such damage.

UBS Real Estate Securities Inc.
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception

28
The Depot (Loan No. 6); The Luxx (Loan No. 7); Hampton Inn & Suites SFO (Loan No. 23); 145 West 30th Street (Loan No. 26); BJ’s – Old Bridge (Loan No. 33); Community Medical (Loan No. 47); Library Plaza (Loan No. 60); Westlake Medical Plaza (Loan No. 64); Walgreens – Malden (Loan No. 66); Elmhurst & Lake in the Hills (Loan No. 68); Comfort Suites – Beaufort (Loan No. 82); Meritus Communities Portfolio (Loan No. 85); Sleep Inn – Ellenton (Loan No. 88); Camarillo Industrial (Loan No. 101)

(Recourse Obligations) – The obligations and liabilities of the environmental indemnitor with respect to environmental issues shall not apply to the introduction and initial release of Hazardous Substances on the Mortgaged Property from and after the date that the lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure (the “Transfer Date”) and environmental indemnitor shall bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any environmental laws which occurred prior to the Transfer Date.

28
The Depot (Loan No. 6); The Luxx (Loan No. 7); Merrillville Lakes Apartments (Loan No. 8); Corporate Park of Dublin (Loan No. 45); Riverhouse Hotel (Loan No. 13); Bellaire Senior Living (Loan No. 63); Meritus Communities Portfolio (Loan No. 85)
(Recourse Obligations) – There is no recourse for material physical waste at the Mortgaged Property if the Mortgaged Property does not generate sufficient gross income to pay the same.

28	Riverhouse Hotel (Loan No. 13)
(Recourse Obligations) – Recourse liability with respect to misapplication of insurance proceeds, condemnation awards and/or rents is limited to “intentional misapplication” of the same.

Recourse liability with respect to intentional misrepresentation is limited to “intentional material misrepresentation”.

UBS Real Estate Securities Inc.
Rep. No. on Annex E-1	Mortgage Loan and Number as Identified on Annex A	Description of Exception

Recourse liability related to the commission of material physical waste at the Mortgaged Property is limited to material physical waste caused by the intentional or willful acts of the borrower, guarantor or other party.

There is no recourse liability to borrower or the guarantor for willful misconduct.

28	Southington Shoppade (Loan No. 28)
(Recourse Obligations) – Recourse for waste at the Mortgaged Property is limited to waste resulting from the intentional misconduct or gross negligence of the borrower, guarantor, any holder of equity interests in the borrower or guarantor, or any person acting as an agent of, or at the direction of, the borrower or guarantor.

30	Riverhouse Hotel (Loan No. 13); Hampton Inn & Suites SFO (Loan No. 23); Courtyard Utica (Loan No. 74); Comfort Suites – Beaufort (Loan No. 82); Sleep Inn – Ellenton (Loan No. 88)	(Financial Reporting and Rent Rolls) – Hospitality properties generally do not require delivery of rent rolls.

38	Walgreens - Malden (Loan No. 66)	(ARD Loans) – The Anticipated Repayment Date of the Mortgage Loan is April 6, 2025 and the stated maturity date of the Mortgage Loan is September 30, 2029.

38	MISO North Central Operations Center (Loan No. 40)
(ARD Loans) – The Mortgage Loan (i) begins to amortize on the 61st monthly payment date on a 30-year amortization schedule, (ii) will not substantially fully amortize over the stated term of the Mortgage Loan and (iii) has a stated maturity date of March 6, 2026, 10 months after the Anticipated Repayment Date.

43	The Depot (Loan No. 6)	(Environmental Conditions) – The Mortgage Loan is the subject of an environmental insurance policy and the term such policy extends three years beyond the maturity of the Mortgage Loan.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

UBS Real Estate Securities Inc. (“Seller”) hereby certifies as follows:

1.
All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of May 1, 2015 (the “Agreement”), between Credit Suisse First Boston Mortgage Securities Corp. and Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).

2.
The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which would constitute a default on the part of the Seller under the Agreement.

3.
Neither the Prospectus, dated March 3, 2015 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated May 8, 2015, (the “Prospectus Supplement”) and, together with the Base Prospectus, the “Prospectus”), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D Certificates, nor the Offering Circular, dated May 8, 2015 (the “Offering Circular”), relating to the offering of the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR and Class R Certificates, in the case of the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related Mortgaged Properties and/or the Seller or omitted or omits to state therein a material fact relating to the Mortgage Loans, the related Mortgaged Properties and/or the Seller required to be stated therein or necessary in order to make the statements therein relating to the Mortgage Loans, the related Mortgaged Properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Indemnification Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

D-1

Certified this 20th day of May, 2015.

UBS REAL ESTATE SECURITIES INC.

By:
Name:
Title:

D-2